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                                   EXHIBIT 4.3

                  THESE SECURITIES HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS
                  AMENDED, OR ANY STATE SECURITIES LAWS.
                  THEY HAVE BEEN ACQUIRED SOLELY FOR
                  INVESTMENT AND NOT WITH A VIEW TO, OR IN
                  CONNECTION WITH, THE SALE OR DISTRIBUTION
                  THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR
                  SALE, PLEDGED, HYPOTHECATED OR OTHERWISE
                  DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE
                  REGISTRATION STATEMENT RELATED THERETO OR
                  AN OPINION OF COUNSEL, SATISFACTORY IN
                  FORM AND SUBSTANCE TO THE COMPANY, THAT
                  SUCH REGISTRATION IS NOT REQUIRED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED AND
                  ANY APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT
            TO PURCHASE COMMON STOCK OF CAPITAL GROWTH SYSTEMS, INC.

No.:                                                            __________, 2004
Number of Shares:
Holder:

         1. Number of Shares of Common Stock; Exercise Price; Term. This Warrant is being issued to the holder hereof ("Holder") in consideration for Holder's provision of services pursuant to that certain Advisory Services Agreement dated as of _____________ by and between Capital Growth Systems, Inc. (the "Company") and Holder. The Holder is hereby entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and at or prior to _____________ (the "Term of this Warrant"), but not thereafter, to acquire from the Company, in whole or in part, from time to time ___________ fully paid and nonassessable shares of the common stock, par value $0.0001 per share, of the Company ("Common Stock"). The exercise price of the Common Stock to be issued pursuant to this Warrant shall be $______ per share, as adjusted pursuant to Section 12 hereof (the "Exercise Price"). The Exercise Price is subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

         2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, or from time to time, during the Term of this Warrant, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Holder at the office of the Company at 1100 East Woodfield Road, Suite 100, Schaumburg, Illinois 60173 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company). Payment of the Exercise Price for the shares of Common Stock thereby purchased shall be made by cash, certified or cashier's check, or wire transfer payable to the order of the Company, at the time of exercise, in an amount equal to the purchase price of the shares of Common Stock thereby purchased. Thereupon, the Holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Common Stock so purchased, and a new Warrant in

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substantially identical form and dated as of such exercise for the purchase of that number of shares of Common Stock equal to the difference, if any, between the number of shares of Common Stock subject hereto and the number of shares of Common Stock as to which this Warrant is so exercised.

         3. Cashless Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of written notice to the Company at the principal office of the Company together with a properly endorsed subscription form in which event the Company shall issue to the Holder a number of shares of common stock computed using the following formula:

         X=Y (A-B)/A

         Where: X = the number of Shares to be issued to the Holder

                Y = the number of Shares purchasable under the
                    Warrant or, if only a portion of the Shares purchasable under the Warrant are being purchased, the portion of the Warrant being exercised (at the date of such calculation)

                A = the Fair Market Value of one Share (at the
                    date as of the end of the last business day immediately preceding the day of delivery of notice of exercise)

                B = Exercise Price (as adjusted to the date of such calculation)

         4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (a) If the Company's common stock is traded on an exchange or is quoted on the Nasdaq Stock Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                  (b) If the Company's common stock is not traded on an exchange or on the Nasdaq Stock Market, but is traded in the over-the-counter market (excluding the Nasdaq Stock Market), then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                  (c) Except as provided in clause (d) below, if the Company's common stock is not publicly traded, then as the Holder and the Company agree, or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                  (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant

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         to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this Section 4(d) that all of the shares of Common Stock then issuable upon exercise of the Warrant and similar options issued to other current or former officers of the Company are outstanding at the Determination Date.

         5. Issuance of Common Stock. Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. All shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder hereof as the Holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the shares of Common Stock so issued shall be and shall for all purposes be deemed to have been issued to the Holder hereof as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been exercised in accordance with the terms hereof.

         6. No Fractional Common Stock or Scrip. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional shares of Common Stock to which the Holder hereof would otherwise be entitled, the Holder hereof shall be entitled, at the Company's option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional shares of Common Stock above the Exercise Price for such fractional shares of Common Stock (as determined in good faith by the Company) or (ii) a whole share of Common Stock if the Holder hereof tenders the Exercise Price for one whole share of Common Stock.

         7. No Rights as Shareholders. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

         8. Charges, Taxes and Expenses. Certificates for shares of Common Stock issued upon exercise of this Warrant shall be issued in the name of the Holder hereof. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

         9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof as the registered holder at the office or agency of the Company referenced in Section 2 above, for a new Warrant on substantially identical form and dated as of such exchange. The Company shall maintain at the office or agency referenced in Section 2 above, a registry showing the name and address of the Holder hereof as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

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         10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

         11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

         12. Adjustments of Rights. The purchase price per share of Common Stock and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into a corporation or pursuant to a transfer of the shares of capital stock of the Company for stock of a corporation or pursuant to a sale of all or substantially all the Company's assets for stock of a corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation or transfer or sale, lawful provision shall be made so that the Holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation or transfer or sale, to which the Holder hereof as the Holder of the shares of Common Stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation or transfer or sale if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder hereof as the Holder of this Warrant after the merger or consolidation or transfer or sale. This provision shall apply to successive mergers or consolidations. Similarly, if the merger, consolidation, transfer or sale applies between the Company and a limited liability company or other form of entity, then the aforesaid provisions of this Section 12(a) shall apply as if such other entity were the corporation referenced above (with all references to "shares" to apply to the form of ownership unit of such entity).

                  (b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

                  (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) Adjustment of Number of Shares of Common Stock. Upon each adjustment in the Exercise Price pursuant to Section 12(a), 12(b) or 12(c) hereof, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction: (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment; and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

         13. Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to
Section 12 hereof, the Company shall issue and provide to the Holder hereof as the holder of this Warrant a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment.

         14. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles. Any dispute regarding this Warrant shall be litigated in the state or federal courts situated in Cook County, Illinois, without a trial by jury, to which jurisdiction all parties consent.

         15. Legends. Unless and until the shares of Common Stock are registered under the Securities Act of 1933, as amended, the certificate evidencing the shares of Common Stock purchasable per this Warrant shall bear the legends set forth on the Notice of Exercise form appended to this Warrant.

         16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder hereof.

         17. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified

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or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company (or such other address as the Company shall maintain from time-to-time for its central office), or at the address for the Holder set forth in the registry maintained by the Company pursuant to Section 7, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Holder may designate by ten-day advance written notice.

         18. Entire Agreement. This Warrant contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or undertakings with respect thereto.

         IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its duly authorized officer.

                                        COMPANY:

                                        CAPITAL GROWTH SYSTEMS, INC.

                                        By:_____________________________________
                                        Its_____________________________________

                                        WARRANT HOLDER:

                                        ________________________________________
                                        [NAME]

                                        ________________________________________
                                        [SIGNATURE]

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                               NOTICE OF EXERCISE

To: CAPITAL GROWTH SYSTEMS, INC. (the "Company")

         1. The undersigned hereby exercises the right to purchase ___________ shares of Common Stock (the "Shares") which the undersigned is entitled to purchase by the terms of the attached Warrant according to the conditions thereof, and herewith makes payment of $__________ by cash, certified or cashier's check or wire transfer payable to the order of the Company.

         2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for the undersigned's own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes the undersigned has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

         3. The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this connection, the undersigned represents that the undersigned is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4. The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                  (b) Any legend required by applicable state law.

         5. The provisions of Sections 2, 3 and 4, above shall only apply if and to the extent that the Shares are not registered under the Securities Act of 1933, as amended.

         6. Please issue a certificate or certificates representing said Shares in the name of the undersigned.

Dated:_____________________________              _______________________________
                                                           [Signature]

                                                 _______________________________
                                                              [Name]

         7. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

Dated:_____________________________              _______________________________
                                                           [Signature]

                                                 _______________________________
                                                              [Name]